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                                                                  EXHIBIT 10.23




                           BURLINGTON RESOURCES INC.


                     1994 RESTRICTED STOCK EXCHANGE PLAN






                            Effective July 6, 1994










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                               TABLE OF CONTENTS

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                                                                  PAGE
                                                                  ----
ARTICLE 1            ESTABLISHMENT AND PURPOSE  . . . . . . . . . . 1

ARTICLE 2            DEFINITIONS  . . . . . . . . . . . . . . . . . 1

ARTICLE 3            ADMINISTRATION   . . . . . . . . . . . . . . . 3

ARTICLE 4            SHARE UNITS AVAILABLE FOR THE PLAN   . . . . . 4

ARTICLE 5            GRANT OF SHARE UNITS   . . . . . . . . . . . . 4

ARTICLE 6            PAYMENT OF VESTED SHARE UNITS  . . . . . . . . 4

ARTICLE 7            GENERAL PROVISIONS   . . . . . . . . . . . . . 5







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                           BURLINGTON RESOURCES INC.

                      1994 RESTRICTED STOCK EXCHANGE PLAN



                                   ARTICLE I

                           ESTABLISHMENT AND PURPOSE

       1.1 Establishment. Burlington Resources Inc. (the "Company") hereby establishes the Burlington Resources Inc. 1994 Restricted Stock Exchange Plan for the benefit of certain eligible executives of the Company and its Subsidiaries.

       1.2 Purpose. The purpose of this Plan is to permit the Company to defer the vesting of Restricted Stock awards previously granted to certain executives of the Company and its Subsidiaries, and thus to enhance the retention value of those awards to the Company, by offering those executives the opportunity to surrender to the Company their unvested shares of Restricted Stock in exchange for Share Units under this Plan.


                                   ARTICLE II

                                  DEFINITIONS


       2.1 Definitions. When used in this Plan, the following terms shall have the respective meanings set forth below unless the context clearly indicates otherwise:

              (a) Beneficiary. The person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death.

              (b)    Board.  The Board of Directors of the Company.

              (c) Cause. The Company may terminate the Participant's employment for "Cause." A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (i) willfully and continually failed to substantially perform his duties with the Company or Subsidiary (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant had failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company or Subsidiary, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company or Subsidiary. Notwithstanding anything contained in


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       this Plan to the contrary, no failure to perform by the Participant after notice of termination is given by the Participant shall constitute Cause.

              (d) Change in Control. As used in this Plan, a Change in Control shall be deemed to occur

                     (i) upon the Company's obtaining actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities,

                     (ii) upon the first purchase of the Company's Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company),

                     (iii) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or

                     (iv) if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

              (e) Committee. The Compensation and Nominating Committee of the Board.

              (f) Common Stock. The common stock of the Company, par value $.01 per share, or such other classes of share or other securities as may be applicable pursuant to the provisions of Section 4.2.

              (g)    Company.  Burlington Resources Inc.

              (h) Exchange Act. The Securities Exchange Act of 1934, as amended.

              (i) Fair Market Value. The average of the highest and lowest quoted selling prices at which Common Stock was sold on the applicable Valuation Date as reported in the NYSE-Composite Transactions by The Wall Street Journal on such date, or, if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. Notwithstanding the foregoing, Fair Market Value on the date of a Change in Control shall be equal to the greater of (i) the highest price per share of the Company's Common Stock as reported in the NYSE-Composite Transactions by The Wall Street Journal during the 60-day period ending on the date of the Change in Control, or (ii) if the Change in Control is one described in clause (ii) or (iii) of Section 2.1(d), the highest price per share paid for the Company's Common Stock in connection with such Change in Control.




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              (j)    Participant.  An executive of the Company or a Subsidiary
       who has surrendered shares of Restricted Stock to the Company in exchange for the grant of Share Units under the Plan.

              (k) Permanent Disability. A Participant shall be deemed to have become permanently disabled for purposes of this Plan if the Committee finds, upon the basis of medical evidence satisfactory to it, that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company or any of its Subsidiaries and that such disability will be permanent and continuous during the remainder of his life.

              (l) Restricted Stock. The shares of unvested Restricted Stock previously granted the executive by the Company, which are, in response to an offer by the Committee, surrendered to the Company by a Participant in exchange for a grant of Share Units under this Plan.

              (m) Share Unit. An award under the Plan having an accounting value equal to the Fair Market Value of one share of Common Stock.

              (n) Subsidiary. A corporation or other form of business association designated by the Committee as a subsidiary for purposes of the Plan.

              (o) Valuation Date. The date of a Participant's termination of employment with the Company and its Subsidiaries.


                                  ARTICLE III

                                 ADMINISTRATION

       The Plan shall be administered by the Committee. With respect to grants made under the Plan to officers and directors of the Company who are subject to
Section 16 of the Exchange Act and to the extent required to exempt the Plan from Section 16 of the Exchange Act, the Committee shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

       Subject to the terms of the Plan and applicable law, the Committee shall have the full power, authority and discretion to: (i) determine which executives shall be eligible to become Participants and how many Share Units shall be granted to each Participant; (ii) interpret, construe and administer the Plan and any instrument or agreement relating to Share Units granted under the Plan; (iii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) make a determination as to the right of any person to receive payment with respect to vested Share Units; and (v) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

       Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board and members of the Committee shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.




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                                   ARTICLE IV

                       SHARE UNITS AVAILABLE FOR THE PLAN

       4.1 Share Units. Subject to Section 4.2, the maximum number of Share Units which may be granted under the Plan is 120,000. If additional Share Units are needed under the Plan after such initial number has been fully utilized and prior to the expiration of the Plan, the Committee shall authorize such additional Share Units as it shall determine to be necessary under the Plan.

       4.2 Recapitalization. In the event of a recapitalization, stock split, stock dividend, exchanges of shares, merger, reorganization, change in the corporate structure of the Company or similar event, the Committee may make appropriate adjustments in the number of Share Units authorized for the Plan and, with respect to outstanding Share Units, the Committee may make appropriate adjustments in the number of Share Units.


                                   ARTICLE V

                              GRANT OF SHARE UNITS

       5.1 Grants of Share Units. Each Participant shall be granted a number of Share Units equal to 120% (rounded up to the nearest whole number) of the number of shares of Restricted Stock such Participant surrenders in response to an offer from the Committee hereunder to the Company for cancellation.

       5.2 Dividends. On each date that the Company pays a dividend or makes a distribution with respect to its Common Stock, a corresponding dividend or distribution shall be deemed to be credited to each outstanding Share Unit and shall be deemed reinvested in additional Share Units or fractions thereof based on the Fair Market Value of a share of Common Stock on such date.

       5.3 Vesting. Share Units granted to a Participant hereunder shall become vested (nonforfeitable) on the second anniversary of the date the restrictions on the Participant's surrendered shares of Restricted Stock would have lapsed; however, all outstanding Share Units shall become fully vested in the event of a Change in Control. Further, in the event a Participant's employment with the Company and its Subsidiaries is terminated due to death or Permanent Disability, the Participant automatically shall be fully vested as of the date of such termination in all of the Participant's outstanding Share Units. Participants who terminate their employment for any other reason prior to full vesting shall not be entitled to receive payment from the Company or its Subsidiaries for any Share Units which are not vested as of the time they cease employment with the Company and its Subsidiaries.

       5.4 Share Unit Agreements. The Committee shall enter into written agreements with each Participant setting forth the grant of Share Units hereunder and the terms applicable to such grant consistent with this Plan.


                                   ARTICLE VI

                         PAYMENT OF VESTED SHARE UNITS

       6.1 Entitlement to Payment. Subject to Sections 6.2 and 6.3 below, each Share Unit which is vested shall entitle the Participant or his Beneficiary to receive




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from the Participant's employer a lump sum payment in cash on or as soon as practicable, and within 10 days, following the applicable Valuation Date. The amount of such payment shall be determined by multiplying the number of such Participant's or Beneficiary's vested Share Units by the Fair Market Value of a share of Common Stock on the applicable Valuation Date.

       6.2 Conversion of Share Units Following a Change in Control. Notwithstanding anything in the Plan to the contrary, if the Common Stock of the Company does not remain listed on the New York Stock Exchange following a Change in Control, the Fair Market Value of each Participant's Share Units at such time shall be converted into a separate ledger account for such Participant ("Memorandum Account"), which shall be credited with interest at the end of each calendar quarter or such other periods as may be determined by the Committee until the Memorandum Account is paid. The Committee shall determine the rate of interest periodically to be credited to the Memorandum Account. If a Memorandum Account is established, in lieu of payment pursuant to Section 6.1, a Participant shall be entitled to receive from the Participant's Employer a lump sum payment in cash equal to the value of the Participant's Memorandum Account on or as soon as practicable, and within 10 days, following the Valuation Date.

       6.3 Delayed Payment. If the Committee determines that all or part of a payment to be made to a Participant pursuant to Section 6.1 or 6.2 would be nondeductible by the Company or Subsidiary for Federal tax purposes due to the limitations of Section 162(m) of the Internal Revenue Code, so much of the payment, if any, that would be deductible in the year of termination shall be paid to the Participant immediately following his or her termination of employment and the balance of the payment, with accrued interest as provided below, shall be paid to the Participant as soon as practicable in the next following year, but not later than the end of the third month of such following year. Any amount not paid pursuant to Section 6.1 or 6.2 in the year of termination shall be credited with interest at such times and at such rate as may be determined from time to time by the Committee until paid by the Participant's employer.


                                  ARTICLE VII

                               GENERAL PROVISIONS

       7.1 Unfunded Obligations. The amounts to be paid to Participants pursuant to this Plan with respect to Share Units are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments including trust investments which the Company or Subsidiary may make to fulfill this obligation shall at all times remain in the Company or Subsidiary. Any investments and the creation or maintenance of any trust shall not create or constitute a trust or a fiduciary relationship between the Committee, the Company, or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or his Beneficiary or his creditors in any assets of the Company or its Subsidiaries whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company or Subsidiary with respect to this Plan.

       7.2 Other Benefits. Grants, vesting, or payment with respect to Share Units shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other




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
benefit plans provided by the Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries.

       7.3 Beneficiary. A Participant's designation of a Beneficiary shall be on a form provided by the Committee, executed by the Participant (with the consent of the Participant's spouse, if required by the Committee for reasons of community property or otherwise), and delivered to the Committee. A Participant may change his or her Beneficiary designation at any time. If no Beneficiary is designated, if the designation is ineffective, or in the event the Beneficiary dies before payment is made, the payment shall be made to the Participant's spouse or, if there is no surviving spouse, to his or her lineal descendants, pro rata, or, if there is no surviving spouse or lineal descendants, to the Participant's estate. Notwithstanding the foregoing, however, a Participant's Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 7.3.

       7.4 Withholding Taxes. Appropriate tax withholding shall be made by the Company or Subsidiary from payments to a Participant (or a Beneficiary) pursuant to this Plan, or from other wages of the Participant, as required under applicable law. In addition, upon the vesting of any Share Units granted under the Plan, the Company or Subsidiary shall make appropriate tax withholdings from the other wages of the Participant or make other arrangements therefor satisfactory to the Committee.

       7.5 Nonassignment. The right of a Participant or Beneficiary to any payment under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

       7.6 No Right to Continued Employment or Future Grants. Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such Participant at any time without assigning any reasons therefor. The grant of a Share Unit to a Participant shall not give the Participant any right to subsequent grants of Share Units under the Plan.

       7.7 Leaves of Absence. Leaves of absence for such periods and purpose conforming to the personnel policy of the Company or of its Subsidiaries, as applicable, shall not be deemed termination of employment.

       7.8 Transfers. In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or between Subsidiaries or is promoted or given different responsibilities, the Share Units granted to the Participant prior to such date shall not be affected.

       7.9 Shareholder Rights. The grant of a Share Unit shall not entitle a Participant or Beneficiary to any dividend, voting or other rights as a shareholder of the Company.

       7.10 Termination and Amendment. The Board or the Committee may from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, no such action shall be allowed to impair the right of a Participant to receive payment with respect to Share Units (or a Memorandum Account) that have vested as of such date without the consent of such Participant. Upon termination of the Plan, the




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Committee may provide for the immediate payment of all Share Units (or
Memorandum Accounts, as the case may be), notwithstanding that the Participants have not terminated employment. The Committee may amend the Plan, without Board approval, to ensure that the Company may obtain any regulatory approval or to accomplish any other reasonable purpose, provided that the amendments do not materially increase the cost of the Plan to the Company and its Subsidiaries, and do not substantially alter the level of benefits under the Plan. If the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions.

       7.11 Applicable Law. The Plan shall be construed and governed in accordance with the laws of the State of Texas, except that it shall be construed and governed in accordance with applicable federal law in the event that such federal law preempts state law.

       7.12 It is the intention of the Company that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall be construed to meet the requirements for exemption from Section 16 of the Exchange Act and, if any Plan provision is later found to be contrary to meeting the requirements for such exemption, that provision shall be deemed null and void. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers and directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

       7.13 Effective Date of Plan. Upon approval by the Committee, the Plan shall become effective on July 6, 1994.




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